Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Ener-Core, Inc. of our report dated April 14, 2016 relating to the consolidated financial statements (which report expresses an unqualified opinion and includes an emphasis paragraph relating to the Company’s ability to continue as a going concern) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ SingerLewak LLP

Los Angeles, California

January 16, 2017